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As filed with the Securities and Exchange Commission on July 3, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PACIFIC ENERGY PARTNERS, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	68-0490580
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5900 Cherry Avenue
Long Beach, California
90805-4408
(562) 728-2800
(Address of Principal Executive Offices)

Pacific Energy GP, Inc.
Long-Term Incentive Plan
(Full Title of the Plan)

Lynn T. Wood
Vice President, General Counsel and Secretary
5900 Cherry Avenue
Long Beach, California
90805-4408
(Name and Address of Agent for Service)

(562) 728-2800
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Christopher C. Juban
Vinson & Elkins L.L.P.
3700 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201-2975
(214) 220-7700

Calculation of Registration Fee

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Units, representing limited partner interests	1,750,000 units	$25.83(2)	$45,202,500(2)	$3,656.88

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of Common Units or other interests that may become issuable by reason of adjustments pursuant to the anti-dilution provisions of the employee benefit plan described herein.

(2)
The price is estimated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based on the average of the high and low prices per unit of Pacific Energy Partners, L.P. Common Units on June 30, 2003, as reported in the New York Stock Exchange Composite Transactions quotations published by the Wall Street Journal on July 1, 2003.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

        Information required by this Item to be contained in the Section 10(a) prospectus is omitted from this registration statement on Form S-8 (the "Registration Statement") in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

Item 2. Registration Information and Employee Plan Annual Information.

        Information required by this Item to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents are hereby incorporated by reference and made a part of this Registration Statement:

        (a)   The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

        (b)   The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

        (c)   The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002;

        (d)   The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

        (e)   The Registrant's Registration Statement on Form S-1, as amended, originally filed March 22, 2002 and Prospectus filed pursuant to Rule 424(b) on July 23, 2002; and

        (f)    The Registrant's Registration Statement on Form 8-A, filed June 3, 2002, registering common units representing limited partner interests pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement, indicating that all securities offered hereby have been sold or which will deregister all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Pacific Energy GP, Inc. ("GP Inc."), the general partner of the Registrant, is empowered by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") to indemnify its officers, directors, employees and agents to the extent provided in such statute. Article VI of GP Inc.'s bylaws provides for the indemnification of present or former officers, directors and employees of GP Inc., and further provides for the indemnification of an individual who, while a director, officer or employee of GP Inc. is or was serving at the request of GP Inc. as a director, officer, partner, manager, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or of any partnership, joint venture, limited liability company, trust, other enterprise or employee benefit plan. Article VII of the Registrant's First Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") also provides for the indemnification of the aforementioned parties, as well as the indemnification of GP Inc. or its affiliates.

        Section 145 of the DGCL authorizes, among other things, the following actions:

        (a)   A corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

        (b)   A corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite adjudication or liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c)   To the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys' fees) that such person actually and reasonably incurred in connection therewith.

        Section 145 further provides that any indemnification pursuant to items (a) and (b) above, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above in (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the corporation's stockholders. Indemnification pursuant to Section 145 is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 145 also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability asserted against or incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

        Article VI of GP Inc.'s bylaws provides that GP Inc. may purchase and maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents, or any person serving at the request of GP Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, proprietorship, employee benefit plan, trust or other enterprise, against any expense, liability or loss, whether or not GP Inc. would have the power to indemnify such person against such expense, liability or loss under the DGCL. Article VII of the Partnership Agreement provides that the Registrant may purchase and maintain (or reimburse GP Inc. or its affiliates for the cost of) insurance on behalf of GP Inc., its affiliates, and such other persons as GP Inc. shall determine, against liability, regardless of whether the Registrant would have the power to indemnify such person against such liability under the provisions of the Partnership Agreement. GP Inc. maintains a directors' and officers' liability policy for such purposes.

        Section 102 of the DGCL permits the limitation of directors' personal liability to the corporation or its stockholders for monetary damage for breach of fiduciary duties as a director except in certain situations including the breach of a director's duty of loyalty or acts or omissions not made in good faith.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit No.		Exhibit
4.1	—	Form of Pacific Energy GP, Inc. Long-Term Incentive Plan
4.2	—	First Amended and Restated Agreement of Limited Partnership of Pacific Energy Partners, L.P.
4.3	—	Bylaws of Pacific Energy GP, Inc.
4.4	—	Certificate of Incorporation of Pacific Energy GP, Inc.
5.1	—	Opinion of Vinson & Elkins L.L.P.
23.1	—	Consent of KPMG LLP
23.2	—	Consent of Vinson & Elkins L.L.P. (contained in opinion filed as Exhibit 5.1)
24.1	—	Powers of Attorney (included on the signature pages hereof)

Item 9. Undertakings.

        (a)   Rule 415 Offering. The Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act.

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   Filings Incorporating Subsequent Exchange Act Documents by Reference. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        The Registrant.    Pursuant to the requirements of the Securities Act, Pacific Energy GP, Inc., acting as the general partner of the Registrant, certifies that it has reasonable grounds to believe that the Registrant meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on the Registrant's behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on June 30, 2003.

PACIFIC ENERGY PARTNERS, L.P.
By:	Pacific Energy GP, Inc., its General Partner
	By:	/s/ IRVIN TOOLE, JR. Irvin Toole, Jr. President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Irvin Toole, Jr. and Gerald A. Tywoniuk and each of them, any one of whom may act without the joinder of the other, as his true and lawful attorney-in-fact to sign on his behalf and in the capacity stated below and to file any and all amendments and post-effective amendments to this Registration Statement, with all exhibits thereto, with the Securities and Exchange Commission, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

        Pursuant to the requirements of the Securities Act this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DOUGLAS L. POLSON Douglas L. Polson	Chairman of the Board of Directors	June 30, 2003
/s/ IRVIN TOOLE, JR. Irvin Toole, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer and Director)	June 30, 2003
/s/ GERALD A. TYWONIUK Gerald A. Tywoniuk	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 30, 2003
/s/ HARSHA TANK Harsha Tank	Controller	June 30, 2003

/s/ PHILIP F. ANSCHUTZ Philip F. Anschutz	Director	June 30, 2003
/s/ CLIFFORD P. HICKEY Clifford P. Hickey	Director	June 30, 2003
/s/ JIM E. SHAMAS Jim E. Shamas	Director	June 30, 2003
/s/ ROBERT F. STARZEL Robert F. Starzel	Director	June 30, 2003
/s/ DAVID L. LEMMON David L. Lemmon	Director	June 30, 2003

INDEX TO EXHIBITS

Exhibit No.		Exhibit
*4.1	—	Form of Pacific Energy GP, Inc. Long-Term Incentive Plan (filed as Exhibit 10.8 to Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-84812, filed May 17, 2002)
*4.2	—	First Amended and Restated Agreement of Limited Partnership of Pacific Energy Partners, L.P. (filed as Exhibit 3.2 to the Form 10-Q, File No. 001-31345, filed September 9, 2002)
*4.3	—	Bylaws of Pacific Energy GP, Inc. (filed as Exhibit 3.4 to the Registration Statement on Form S-1, File No. 333-84812, filed March 22, 2002)
*4.4	—	Certificate of Incorporation of Pacific Energy GP, Inc. (filed as Exhibit 3.3 to the Registration Statement on Form S-1, File No. 333-84812, filed March 22, 2002)
**5.1	—	Opinion of Vinson & Elkins L.L.P.
**23.1	—	Consent of KPMG LLP
23.2	—	Consent of Vinson & Elkins L.L.P. (contained in opinion filed as Exhibit 5.1 to this Registration Statement)
24.1	—	Powers of Attorney (included on the signature pages hereof)

*
The exhibits have previously been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.

**
Filed herewith.

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registration Information and Employee Plan Annual Information.
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS